Exhibit 10.2

EXPENSE AND INDEMNITY AGREEMENT

This Expense and Indemnity Agreement (this “Agreement”) is entered into as of [•], by and between GE Life and Annuity Assurance Company, a stock life insurance company operating under a charter granted by the Commonwealth of Virginia (“GELAAC”), and JPMorgan Chase Bank, N.A., as indenture trustee, registrar, transfer agent, paying agent and calculation agent (the “Indenture Trustee”).

WHEREAS, in consideration of the Indenture Trustee providing services to each Trust created in connection with the Program and pursuant to the Program Documents under which the Indenture Trustee will have certain duties and obligations, GELAAC hereby agrees to the following compensation arrangements and terms of indemnity.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party hereby agrees as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. All capitalized terms not otherwise defined herein will have the meanings set forth in the Standard Indenture Terms attached as Exhibit 4.1 to Registration Statement on Form S-3 (File No. 333-128718) filed with the Securities and Exchange Commission (the “Commission”) by GELAAC on September 30, 2005, as amended by Amendment No. 1 filed with the Commission on December 8, 2005. The following terms, as used herein, have the following meanings:

“Excluded Amounts” means (i) any obligation of any Trust to make any payment to any Holder in accordance with the terms of the applicable Indenture or such Trust’s Notes, (ii) any obligation or expense of any Trust to the extent that such obligation or expense has actually been paid utilizing funds available to such Trust from payments under the applicable Funding Agreement, (iii) any cost, loss, damage, claim, action, suit, expense, disbursement, tax, penalty or liability of any kind or nature whatsoever imposed on the Indenture Trustee that results from the bad faith, misconduct or negligence of the Indenture Trustee, (iv) any costs and expenses attributable solely to the Indenture Trustee’s administrative overhead unrelated to the Program, (v) any tax imposed on fees paid to the Indenture Trustee, (vi) any withholding taxes imposed on or with respect of payments with respect to the Notes made under the applicable Funding Agreement, the applicable Indenture or a Trust’s Note and (vii) any Additional Amounts paid to any Holder.

“Fees” means the fees agreed to between GELAAC and the Indenture Trustee as set forth in the fee schedule attached as Exhibit A to this Agreement, as such Exhibit may be revised from time to time in accordance herewith.

“Obligation” means any and all (i) costs and expenses reasonably incurred (including the reasonable fees and expenses of counsel) relating to the offering, sale and issuance of the Notes by each Trust under the Program, (ii) costs and expenses reasonably incurred (including the reasonable fees and expenses of counsel) in connection with the administration of the applicable Indenture and any of the other Program Documents and (iii) costs, expenses and taxes of each Trust; provided, however, that Obligations do not include Excluded Amounts and provided, further, that the parties acknowledge that the Indenture Trustee is not obligated to pay the costs, expenses or taxes of any Trust.

ARTICLE II

SERVICES AND FEES

Section 2.01 Fees. GELAAC hereby agrees to pay the Indenture Trustee its Fees promptly after delivery of the Indenture Trustee’s invoice therefor. Such Fees may be subject to amendment, including in the event of a substantive change in the nature of the Indenture Trustee’s duties under the Program, as may be agreed to in writing from time to time by the Indenture Trustee and GELAAC. Any such amended Fees shall be reflected in a revised Exhibit A.

Section 2.02 Payment of Obligations.

(a) In the event that the Indenture Trustee delivers written notice and evidence, reasonably satisfactory to GELAAC, of any Obligation of the Indenture Trustee, GELAAC shall, upon receipt of such notice, promptly pay such Obligation. Notice of any Obligation (including any invoices) should be sent to GELAAC at its address set forth in Section 4.04, or at such other address as GELAAC shall hereafter furnish to the Indenture Trustee in writing.

(b) At the written request of GELAAC, the Indenture Trustee will (i) from time to time execute all such instruments and other agreements in a form reasonably satisfactory to the Indenture Trustee and take all such other actions as GELAAC may reasonably request in writing, to protect any interest of GELAAC with respect to any Obligation or to enable GELAAC to exercise or enforce any right, interest or remedy it may have with respect to any such Obligation and (ii) release to GELAAC any amount received from GELAAC relating to any Obligation or any portion of any Obligation, immediately after any such amount relating to such Obligation, or any portion of any such Obligation, is otherwise received by the Indenture Trustee from a party other than GELAAC.

(c) GELAAC and the Indenture Trustee hereby agree that all payments due under this Agreement in respect of any Obligation shall be effected, and any responsibility of GELAAC to pay such Obligation pursuant to this Agreement shall be discharged, by the payment by GELAAC to the account of the person to whom such Obligation is owed.

ARTICLE III

INDEMNIFICATION

Section 3.01 Indemnification. Subject to the remaining sections of this Article III, GELAAC covenants to fully indemnify and defend the Indenture Trustee and its officers, directors and agents (each, an “Indemnified Person”) for, and to hold it harmless against, any and all loss, liability, claim, damage or reasonable expense (including the reasonable compensation, expenses and disbursements of its counsel) arising out of the acceptance or administration by the Indenture Trustee of the applicable Indenture or any trust or agency under the applicable Indenture or Program Documents and/or the performance of its duties and/or the exercise of its respective rights under the applicable Indenture or Program Documents, including the reasonable costs and expenses of defending itself against or investigating any claim of liability in the premises, except to the extent such loss, liability, claim, damage or expense arises out of or is related to the bad faith, willful misconduct or negligence of the Indenture Trustee. Notwithstanding anything to the contrary, GELAAC shall have no obligation to indemnify or defend the Indenture Trustee for any loss, liability, claim, damage or expense relating to (i) any costs and expenses attributable solely to the Indenture Trustee’s administrative overhead unrelated to the Program or (ii) any tax imposed on the Fees paid to the Indenture Trustee.

Section 3.02 Proceedings. An Indemnified Person shall give prompt written notice to GELAAC of any action, suit or proceeding commenced or threatened against the Indemnified Person. In case any such action, suit or proceeding shall be brought involving an Indemnified Person, GELAAC may, in its sole discretion, elect to assume the defense of the Indemnified Person, and, if it so elects, GELAAC shall, in consultation with such Indemnified Person, select counsel, reasonably acceptable to the Indemnified Person, to represent the Indemnified Person and pay the reasonable fees and expenses of such counsel; provided, that if the Indenture Trustee is the Indemnified Person, such counsel shall be on its approved counsel list. In any such action, investigation or proceeding, the Indemnified Person shall have the right to retain its own counsel but GELAAC shall not be obligated to pay the fees and disbursements of such counsel unless (i) GELAAC and the Indemnified Person shall have mutually agreed in writing to the retention of such counsel, (ii) the named parties to any such action, investigation or proceeding (including any impleaded parties) include both GELAAC and the Indemnified Person and the Indemnified Person shall have reasonably and in good faith concluded that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (iii) GELAAC fails, within ten (10) days prior to the date the first response or appearance is required to be made in any such proceeding, to assume the defense of such proceeding with counsel reasonably satisfactory to the Indemnified Person; provided, that GELAAC has received from the Indemnified Person written notice of such action, investigation or proceeding as soon as practicable after the Indemnified Person has received written notice of such action, investigation or proceeding. It is understood that GELAAC shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons who are affiliated with the Indenture Trustee.

Section 3.03 Contribution. Solely to the extent, if any, that the indemnification provided for herein is finally determined by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part, in accordance with its terms, then GELAAC shall contribute to the amount paid or payable by an Indemnified Person as a result of such liability in such proportion as is appropriate to reflect the relative benefits received by GELAAC, on one hand, and the Indenture Trustee, on the other hand, from the transactions contemplated by the Program Documents. For this purpose, the benefits received by GELAAC shall be the aggregate value of the relevant Collateral, and the benefits received by the Indenture Trustee shall be the Fees it has been paid up to that point, less costs and unreimbursed expenses incurred by it, as the Indenture Trustee, in relation to such Collateral. If, however, the allocation provided by the immediately preceding two sentences is not permitted by applicable law, then GELAAC shall contribute to such amount paid or payable by the Indemnified Person in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of GELAAC, on the one hand, and the Indenture Trustee (but solely to the extent such fault results from or is attributable to the Indenture Trustee’s bad faith, willful misconduct or negligence), on the other hand, in connection with the actions or omissions which resulted in such liability.

Section 3.04 Subrogation. GELAAC shall be subrogated to any right of the Indemnified Person in respect of the matter as to which and to the extent that any indemnity was paid hereunder.

Section 3.05 Settlement. The Indemnified Person may not settle any action, investigation or proceeding without the consent of GELAAC, not to be unreasonably withheld.

Section 3.06 Survival. Notwithstanding any provision contained herein to the contrary, the obligations of GELAAC under this Article III to any Indemnified Person shall survive the termination of this Agreement and the discharge of the applicable Indenture.

Section 3.07 General. The indemnification provided for herein supersedes in all respects any indemnification obligation of GELAAC contained in any other Program Document to which the Indenture Trustee and GELAAC are or become parties.

ARTICLE IV

MISCELLANEOUS

Section 4.01 Waiver. No waiver, modification or amendment of this Agreement shall be valid unless executed in writing by the parties hereto.

Section 4.02 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles.

Section 4.03 Termination. This Agreement shall terminate and be of no further force and effect upon the date on which (i) there are no Fees and there is no Obligation (other than any Obligation directly related to the indemnification obligations of GELAAC set forth in Article III hereof) due and payable under this Agreement and (ii) each Program Document has terminated; provided, however, that this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time the Indenture Trustee must restore payment of any sums paid under any Obligation or under this Agreement for any reason whatsoever. This Agreement is continuing, irrevocable, unconditional and absolute.

Section 4.04 Notices. All notices, demands, instructions and other communications required or permitted to be given to or made upon either party hereto shall be in writing (including by facsimile transmission) and shall be personally delivered or sent by guaranteed overnight delivery or by facsimile transmission (to be followed by personal or guaranteed overnight delivery) and shall be deemed to be given for purposes of this Agreement on the day that such writing is received by the intended recipient thereof in accordance with the provisions of this Section 4.04. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 4.04, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties thereto at their respective addresses (or their respective facsimile numbers) indicated below:

To the Indenture Trustee:

JPMorgan Chase Bank, N.A.

4 New York Plaza, 15th Floor

New York, New York 10004

Attention: Worldwide Securities Services

Facsimile: 212-623-6167

To GELAAC:

GE Life and Annuity Assurance Company

6610 West Broad Street

Richmond, Virginia 23230

Attention: Treasury, Building 1

Facsimile: (804) 662-7777

with a copy to:

GE Life and Annuity Assurance Company

6610 West Broad Street

Richmond, Virginia 23230

Attention: Heather Harker, Esq.

Facsimile: (804) 281-6005

Section 4.05 Certificates and Reports. GELAAC shall (i) file as an exhibit to each Trust’s Annual Reports on Form 10-K (each, a “10-K”), filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a compliance certificate prepared by the Indenture Trustee and complying with Item 1123 of Regulation AB (17 CFR 229.1100-1123) (“Regulation AB”) (the “Compliance Certificate”), with such changes as GELAAC and the Indenture Trustee may from time to time deem appropriate, including pursuant to clause (iii) of this Section 4.05, (ii) at GELAAC’s expense, cause an independent registered public accounting firm that is a member of the American Institute of Certified Public Accountants to furnish to the management of GELAAC and to the Trustee a report (the “Auditor’s Report”), with such changes as GELAAC or such accountants may from time to time deem appropriate, including pursuant to clause (iii) of this Section 4.05 and such changes as may be required in the case of an Event of Default under the Indenture, which Auditor’s Report shall be filed as an exhibit to each Trust’s

10-K(s), (iii) make such changes to the Compliance Certificate (subject to the approval of the Indenture Trustee) or Auditor’s Report and file or cause to be filed as exhibit(s) to each Trust’s 10-K(s) such other certifications and other documents as required under Regulation AB or such other rules or regulations adopted by the Securities and Exchange Commission that may be applicable to such Trusts’ 10-K at the time of the filing of such Trust’s 10-K(s) and (iv) cause the appropriate officer at GELAAC to provide the certification required to be filed as an exhibit to each Trust’s 10-K pursuant to Rule 13a-14(d) or Rule 15d-14(d) of the Exchange Act, or such other certification as may be required pursuant to the Exchange Act at the time of the filing of such Trust’s 10-K(s). The Indenture Trustee will provide GELAAC with the certifications required by Item 1122(a) and Item 1123 of Regulation AB. GELAAC also hereby undertakes that, in the event that the Indenture Trustee, in connection with any Indenture or any Trust, may be required to file or furnish any reports (other than any Compliance Certificate) pursuant to the Exchange Act (the “Depositor Reports”) and the Exchange Act authorizes the party serving as the depositor, sponsor or issuer of the Program to file or furnish or cause to be filed or furnished such Depositor Reports, then GELAAC will, to the extent permissible under applicable law, file or furnish or cause to be filed or furnished such Depositor Reports pursuant to the Exchange Act at its own expense.

Section 4.06 Counterparts. This Agreement may be executed in counterparts (including by facsimile transmission), each of which when so executed and delivered shall be deemed an original, but all of such counterparts shall together constitute one and the same instrument.

Section 4.07 Change of Name. Effective as of January 1, 2006, all references herein to “GE Life and Annuity Assurance Company” or “GELAAC” shall be changed to “Genworth Life and Annuity Insurance Company” or “GLAIC”, respectively.

IN WITNESS WHEREOF, the parties have executed this Expense and Indemnity Agreement by their duly authorized officers as of the date hereof.

GE LIFE AND ANNUITY ASSURANCE COMPANY

By:
Name:
Title:

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

EXHIBIT A

FEES

A-1